                                                                     EXHIBIT 3.1


                         CERTIFICATE OF INCORPORATION
                                      OF
                        HUDSON VALLEY INDUSTRIES, INC.


FIRST: The name of the Corporation is Hudson Valley Industries, Inc.

SECOND: Its registered office is to be located at Suite 606, 1220 N. Market St., Wilmington, DE 19801, County of New Castle. The registered agent is American Incorporators Ltd. whose address is the same as above.

THIRD: The nature of business and purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Laws.

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is twenty million (20,000,000). All such shares are to have a par value of $0.0001 and are to be of one class.

FIFTH: The name and mailing address of the incorporator is as follows:

               Jennifer C. Toscano
               Suite 606
               1220 N. Market Street
               Wilmington, DE 19801

SIXTH: The powers of the undersigned incorporator will terminate upon filing of the certificate of incorporation. The name and mailing address of the person(s) who will serve as initial director(s) until the first annual meeting of stockholders or until a successor(s) is elected and qualified are:

               Joan Erber
               111 Great Neck Road, Suite 215
               Great Neck, NY 11021

SEVENTH: Each person who serves or who has served as a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of loyalty to the corporation or its stockholders: (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law: (iii) for unlawful payment of dividend or unlawful stock purchase or redemption as such liability is imposed under Section 174 of the General Corporation Laws of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts stated herein are true, and I have accordingly hereunto set my hand.


                                       /s/ Jennifer C. Toscano
                                       -----------------------
                                       Jennifer C. Toscano
                                       Incorporator


                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 10/01/1996
                                                          960284407-2668703

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                         HUDSON VALLEY INDUSTRIES, INC.

                                   * * * * *

     Hudson Valley Industries, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation.

     RESOLVED.  Article Fourth is hereby amended to read as follows:

          "FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000). All such shares are to have a par value of $0.0001 and are to be of one class."

     SECOND: That in lieu of a meeting and a vote of stockholders, a majority of the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Hudson Valley Industries, Inc. has caused this certificate to be signed by Carl J. Kosnar, its President and attested by Carl
J. Kosnar, its Secretary, this 25th day of March, 1999.


                                           HUDSON VALLEY INDUSTRIES, INC.


                                           By: /s/ Carl J. Kosnar
                                              ------------------------------
                                                   Carl J. Kosnar, President
                                                   (CARL J. KOSNAR)

                                   CORRECTED
                             CERTIFICATE OF MERGER
                                       OF
                          CENTRACK INTERNATIONAL, INC.
                                      INTO
                         HUDSON VALLEY INDUSTRIES, INC.

                                     *****

     Pursuant to Section 103(f) of the General Corporation Law of the State of Delaware the undersigned Corporation hereby certifies as follows:

          FIRST:     A Certificate of Merger of CENTRACK INTERNATIONAL, INC.,
into HUDSON VALLEY INDUSTRIES, INC. was filed in the office of the Secretary of State of Delaware on the 1st day of April 1999.

          SECOND:    Article Third of the Certificate of Merger as so filed in
the State of Delaware incorrectly stated that the name of the surviving corporation, a Delaware corporation, is HUDSON VALLEY INDUSTRIES, INC. Said Article Third should read as follows:

              THIRD: The name of the surviving corporation, a Delaware corporation, is HUDSON VALLEY INDUSTRIES, INC., which shall change its name to CENTRACK INTERNATIONAL, INC.

           THIRD:    Article Fourth of the Certificate of Merger so filed in
the State of Delaware incorrectly omitted that Article First of the Certificate of Incorporation of HUDSON VALLEY INDUSTRIES, INC., be amended. Said Article Fourth should read as follows:

              FOURTH: The Certificate of Incorporation of HUDSON VALLEY INDUSTRIES, INC., a Delaware corporation, shall be the Certificate of Incorporation of the Surviving Corporation, except that Article First of said Certificate of Incorporation shall be amended to read as follows:
                        "FIRST: The name of the corporation is CENTRACK INTERNATIONAL, INC."

     FOURTH:   Article Fifth of said Certificate of Merger incorrectly stated
that the executed agreement of merger is on file at the principal place of business of HUDSON VALLEY INDUSTRIES, INC., at 116 John Street, Suite 1313, New York, New York. Said Article Fifth should read as follows:

          FIFTH: The executed agreement of merger is on file at the principal place of business of HUDSON VALLEY INDUSTRIES, INC., a Delaware corporation, at 21045 Commercial Trail, Suite 101, Boca Raton, Florida 33486.

     FIFTH:    In substitution of the Certificate of Merger as originally filed, herewith attached is a corrected Certificate of Merger is being filed in the office of the Secretary of State of Delaware.

     SIXTH:    The correction affected herein is authorized by Section 103(f) of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Corrected to be executed by its President under its corporate seal this seventh day of April 1999.



CENTRACK INTERNATIONAL, INC.
(f/k/a HUDSON VALLEY INDUSTRIES, INC.)


By: /s/ John J. Lofquist
   --------------------------------
        John J. Lofquist, President

                             CERTIFICATE OF MERGER

                          CENTRACK INTERNATIONAL, INC.

                                      INTO

                         HUDSON VALLEY INDUSTRIES, INC.








Filed by:    Gunster, Yoakley, Valdes-Fauli & Stewart
             500 East Broward Boulevard
             Suite 1400
             Fort Lauderdale, Florida 33394

                             CERTIFICATE OF MERGER

                          CENTRACK INTERNATIONAL, INC.
                            (a Florida Corporation)

                                      INTO

                         HUDSON VALLEY INDUSTRIES, INC.
                            (a Delaware Corporation)

     The undersigned corporation, pursuant to Section 252 of the Delaware General Corporation Law does hereby certify that:

     FIRST: The name and state of incorporation of the constituent corporation to be merger are:

     (a)  HUDSON VALLEY INDUSTRIES, INC., a Delaware corporation.

     (b)  CENTRACK INTERNATIONAL, INC., a Florida corporation.

     SECOND: An agreement of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of Section 252(c) of the Delaware General Corporation Law.

     THIRD: The name of the surviving corporation, a Delaware corporation, is HUDSON VALLEY INDUSTRIES, INC., which shall change its name to CENTRACK INTERNATIONAL, INC.

     FOURTH: The certificate of incorporation of HUDSON VALLEY INDUSTRIES, INC., a Delaware corporation, shall be the certificate of incorporation of the surviving corporation, except that Article First of said Certificate of Incorporation shall be amended to read as follows:

          "FIRST:  The name of the corporation is CENTRACK INTERNATIONAL, INC."

     FIFTH:    The executed agreement of merger is on file at the principal place of business of HUDSON VALLEY INDUSTRIES, INC., a Delaware corporation, at 21045 Commercial Trail, Suite 101, Boca Raton, Florida, 33486.

     SIXTH:    A copy of the agreement of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

     SEVENTH: The authorized capital stock of CENTRACK INTERNATIONAL, INC., a Florida corporation, and the only constituent corporation which is not a corporation of the state of Delaware is, Two Million (2,000,000) shares of common stock, with a par value of $0.001, of which One Million Five Hundred Eighty Six Thousand Six Hundred Twenty Five (1,586,625) shares are issued and outstanding.

        IN WITNESS WHEREOF, this certificate has been subscribed this 1st April 1999 by the undersigned who affirm that the statements made herein are true under the penalties of perjury.


HUDSON VALLEY INDUSTRIES, INC.         CENTRACK INTERNATIONAL, INC.
(Delaware)                             (Florida)


/s/ CARL KOSNAR                        /s/ JOHN J. LOFQUIST
------------------------------         -----------------------------
Carl Kosnar                            John J. Lofquist

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          CENTRACK INTERNATIONAL, INC.

                                    * * * * *

         Centrack International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, pursuant to
Section 141 of the General Corporation Law of the State of Delaware, adopted a resolution by unanimous written consent proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         RESOLVED, the Certificate of Incorporation is hereby amended by adding Article Eighth to read as follows:

                  "EIGHTH: The Board of Directors shall have the authority to adopt, amend or repeal the bylaws of the corporation."

         SECOND: That in lieu of a meeting and a vote of stockholders, a majority of the stockholders have given written consent to said amendment in accordance with the provision of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Centrack International, Inc., has caused this Certificate to be signed by John J. Lofquist, its President, this 14th day of October, 1999.

                                  CENTRACK INTERNATIONAL, INC.

                                  By: /s/ John J. Lofquist
                                      -----------------------------------
                                      John J. Lofquist, President

                                  Dated: October 14, 1999
                                        ---------------------------------